EXHIBIT 1

                 INFORMATION WITH RESPECT TO DIRECTORS
               AND EXECUTIVE OFFICERS AND DIRECTORS OF ADP

            The following information sets forth the name, business address and present principal occupation of each of the directors and executive officers of ADP. Except as indicated below, the business address of each director and executive officer of ADP is One ADP Boulevard, Roseland, New Jersey 07068-1728. Each of the directors and executive officers of ADP, with the exception of Peter
M. Leger who is a citizen of Canada, is a citizen of the United States.


NAME                             BUSINESS ADDRESS AND PRESENT
----                                     PRINCIPAL OCCUPATION
                                         --------------------
Directors of ADP
----------------
Gary C. Butler                   Group President of Employer Services, ADP

Joseph A. Califano, Jr.          Chairman of the Board and President,
                                 National Center on Addiction and Substance
                                 Abuse at Columbia University
                                 152 West 57th Street, 12th Floor
                                 New York, New York 10019

Leon G. Cooperman                Chairman and Chief Executive Officer of
                                 Omega Advisors, Inc., an investment
                                 partnership.
                                 Wall Street Plaza
                                 88 Pine Street, 31st Floor
                                 New York, New York 10004

George H. Heilmeier              President and Chief Executive Officer of
                                 Bellcore (Bell Communication Research), a research and engineering consortium
                                 445 South Street
                                 Morristown, New Jersey 07960

Ann Dibble Jordan                Consultant
                                 4610 Kenmore Drive, N.W.
                                 Washington, DC 20007

Harvey M. Krueger                Senior Managing Director of Lehman
                                 Brothers, an investment banking firm American
                                 Express Tower, 17th Floor New York, NY 10285


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NAME                             BUSINESS ADDRESS AND PRESENT
----                                     PRINCIPAL OCCUPATION
                                         --------------------

Charles P. Lazarus               Chairman of Toys "R" Us, Inc., a toy
                                 specialty retail chain
                                 461 From Road
                                 Paramus, New Jersey 07652

Frederic V. Malek                Chairman, Thayer Capital Partners, a
                                 merchant banking firm
                                 1455 Pennsylvania Avenue, N.W.
                                 Suite 350
                                 Washington, DC 20004

Henry Taub                       Honorary Chairman and Chairman of the
                                 Executive Committee of the Board of ADP
                                 433 Hackensack Avenue, 6th Floor
                                 Hackensack, New Jersey 07601

Laurence A. Tisch                Co-Chairman and Co-Chief Executive Officer
                                 of Loews Corporation, which is engaged in the consumer products, hotel and insurance business
                                 667 Madison Avenue, 7th Floor
                                 New York, New York 10021

Arthur F. Weinbach               President and Chief Executive Officer of
                                 ADP

Josh S. Weston                   Chairman of the Board of ADP

Executive Officers of ADP
-------------------------
James B. Benson                  Vice President, General Counsel and
                                 Secretary, ADP

Richard C. Berke                 Vice President, Human Resources, ADP

Gary C. Butler                   Group President of Employer Services, ADP

Robert J. Casale                 Group President of Brokerage Services, ADP

G. Harry Durity                  Vice President, Worldwide Business
                                 Development, ADP

Richard J. Haviland              Vice President, Finance, ADP

Peter M. Leger                   President of Dealer Services, ADP

S. Michael Martone               President of Claims Services, ADP


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NAME                             BUSINESS ADDRESS AND PRESENT
----                                     PRINCIPAL OCCUPATION
                                         --------------------
Joseph B. Pirret                 Vice President and Treasurer, ADP

Arthur F. Weinbach               President and Chief Executive Officer, ADP





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